Exhibit 99.1

Press Release

TANGOE ANNOUNCES RESIGNATION OF AL SUBBLOIE AS CHAIRMAN AND CEO

Independent Director James Foy Appointed Acting Chief Executive Officer

Lead Director Gerald Kokos Appointed Executive Chairman

ORANGE, Conn., May 4, 2016 - Tangoe, Inc. (NASDAQ: TNGO) (“Tangoe” or the “Company”), a leading global provider of IT Expense Management (ITEM) software and related services, today announced that Al Subbloie has resigned from his role as Chairman of the Board and Chief Executive Officer, effective immediately, after being informed of the Board’s conclusion that the Company in the longer term would benefit from a transition to a new CEO.  Independent Director James Foy will serve as Acting Chief Executive Officer while a search process is conducted to identify a permanent CEO. In conjunction, the Board appointed Gerald Kokos, the Company’s Lead Director, as Executive Chairman of the Company.

Mr. Kokos commented “As a founder of the Company and visionary CEO for many years, Al led the Company from start-up, through IPO, and to more than $200 million in annual revenue, while transforming the telecom expense management industry.”

A search process has been initiated and the Board has engaged executive search firm Spencer Stuart in order to complete this process as expeditiously as possible.

Mr. Foy has served as a member of the Board since March 2014.  Mr. Foy has been the Executive Chairman of SemantX since August 2014. Mr. Foy served as Executive Chairman and Chief Executive Officer of privately held Talend, Inc., a provider of data, application and process integration products and services, from February 2013 to October 2013.  Previously, he was President and Chief Executive Officer of privately held Aspect Software, Inc. and two predecessor companies (Concerto Software, Inc. and Davox Corporation) from 2001 to 2012.  In 1991, he founded Constellation Software, Inc., and served as its President and Chief Executive Officer for three years.  In 1994, Constellation was acquired by VMark Software, Inc., a predecessor company of Ardent Software, which was subsequently acquired by Informix Corp.  Mr. Foy remained with the surviving companies in various senior executive positions, including President of Informix, until IBM acquired Informix in 2001.

Mr. Foy commented, “Tangoe continues to make significant progress in executing our 2016 strategic priorities, including in the ongoing roll-out of our Matrix platform.  We have had a strong client reception for Matrix and remain confident that we will continue our leadership in IT expense management.  In addition, we are diligently pursuing completion of the Company’s restatement and 10-K filing.”

About Tangoe

Tangoe (NASDAQ:TNGO) is a leading global provider of IT Expense Management software and related services to a wide range of global enterprises and service providers. The Matrix is Tangoe’s technology and services platform designed to help companies transform the management of IT assets, services, expenses, and usage to create business value, increase efficiency, and deliver a positive impact to the bottom line.

Tangoe is a registered trademark of Tangoe, Inc.

Forward-looking statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, prospects, plans, and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “target,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about our ongoing roll-out of our Matrix platform, our expectations of continued leadership in IT expense management and our plans to restate our prior financial statements and file a 10-K with those restated financials. We may not actually achieve the expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the expectations disclosed in the forward-looking statements we make. More information about potential factors that could affect our business and financial results is contained in our latest Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission on November 9, 2015. Additional information will also be set forth in our future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. We do not intend, and undertake no duty, to release publicly any updates or revisions to any forward-looking statements contained herein.

Investor Contact:

Seth Potter

ICR, Inc.

646.277.1230

investor.relations@tangoe.com

Media Contact:

Shannon Cortina

Tangoe, Inc.

732.637.2010

shannon.cortina@tangoe.com